Exhibit 10.11

Property Lease Agreement

Lessor (Party A): Shenzhen Jingji Baina Business Management Co., Ltd.

Contact Address: Unit 1101, 11/F, Block B, Jingji 100 Tower, 5016 East Shennan Road,

Luohu District, Shenzhen

Legal Representative: Hua CHEN

Attention: Ms. Luo

Tel: 0755-82388888

Lessee (Party B): Shenzhen Qianzhi Biotechnology Co., Ltd

Contact Address: Unit 1705, 17/F, Block B, Jingji 100 Tower, 5016 East Shennan Road,

Luohu District, Shenzhen

Legal Representative: Juxiang HU

Attention: Ms. Huang

Tel: +86 15658166126

According to the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, on the basis of voluntary, equal, and mutually beneficial consultation, have entered into this Property Lease Contract (hereinafter referred to as “This Agreement”) regarding Party B’s lease of the property (including supporting facilities) of Party A’s Jingji 100 Property.

Article 1 Leasing Property

1.1 Party A will lease the leased property located at Unit 1705, 17/F, Block B, Jingji 100 Tower, 5016 East Shennan Road, Luohu District, Shenzhen (hereinafter referred to as the “leased property”) to Party B for office use.

1.2 The specific location of the leased property is indicated in red in Annex 2 of this agreement, which is only used for location determination and convenient identification.

1.3 The construction area of the leased property is 177.75 m2. If Party B believes that there is an error in the construction area of the leased property, Party B shall apply to Party A and jointly designate a surveying and mapping agency with surveying and mapping qualifications to re measure the construction area of the leased property (the surveying and mapping cost shall be borne by Party B).

1.4 Rental property use: office use. Party B shall not engage in any other use of the leased property such as illegal direct sales, pyramid schemes for sales, illegal training, etc. Party B shall not use the leased property for or engage in industrial or manufacturing workshops, warehouses, guesthouses, hotels, bed rentals, catering, gambling, fraud, illegal fundraising, commercial training, entertainment venues, medical beauty, etc. Party B shall not engage in illegal P2P financial business or other business activities prohibited by Chinese laws and regulations within the leased property. Party B shall comply with relevant national and local regulations on housing use and property management.

1.5 Party B shall apply for relevant certificates, approval certificates, or licenses from relevant government departments before operating. Within seven days after obtaining the relevant certificates, Party B shall provide Party A with a copy of the relevant certificates (Attachment 1) for record keeping. If Party B uses the leased property address provided by Party A as the registered address for business registration, Party B shall complete the business registration procedures within fifteen working days after the termination of this contract (i.e. Party B shall move the registered address out of the leased property). Otherwise, Party A has the right to refuse to refund the lease deposit and demand compensation from Party B for any losses caused to Party A.

1.6 During the lease term, Party B shall not occupy the shared part of the leased area without authorization. Otherwise, Party A has the right to demand that Party B stop the infringement, eliminate the impact, and compensate Party A for the losses. The Party A and Shenzhen Jingji Property Management Co., Ltd. have the right to impose reasonable temporary restrictions on the use of public areas based on actual circumstances, and this should be a short-term event that should not affect the normal work of Party B for more than 24 hours.

Article 2 Lease Term, Rent Renovation Period and Commencement Date

2.1 Lease term: 3 years, starting from 1st Sep 2023 to 31st Aug 2026.

2.2 Rent free period: 2 months, from 1st Aug 2024 to 31st Aug 2024, and 1st Aug 2026 to 31st Aug 2026. Both parties agree that Party B is not required to pay rent during the rent free period, but shall pay management fees (including air conditioning fees during normal office hours), water and electricity fees, and fees charged by relevant government departments for the use of the leased property by Party B.

2.3 Commencement Date: 1st Sep 2023

Article 3 Rent and Payment Methods

3.1 Rent (calculated based on the building area):

From 1st Sep 2023 to 31st Aug 2026, the rent is ¥ 180.00 yuan/m2/month, the total monthly rent is ￥31995.00 yuan; includes the VAT@5%, the amount excludes tax is ¥ 30471.43 yuan, and the amount of VAT is ¥ 1523.57 yuan.

3.2 Party B should pay the first instalment of ¥ 31995.00 yuan (Rent Period: 1st Sep 2023 to 30th Sep 2023) within seven days from the date of signing of this agreement. Starting from October 2023 (including that month), Party B shall pay the rent for the current month before the 5th day of each month (if there is any delay during the statutory holidays, it shall be subject to Party A’s notice). Rent for less than a full calendar month shall be calculated based on the actual number of rental days in that calendar month.

3.3 Party B may pay the rent by bank transfer, cheque, bank remittance, or other methods designated by Party A. If payment is made by transfer and remittance, the date of actual receipt of payment in the bank account designated by Party A shall be the payment date. Within seven days after receiving the payment, Party A shall issue a qualified invoice to Party B.

Party A’s designated Bank Account Information:

Bank Name: Bank of China Shennan Branch

Payee: Shenzhen Jingji Baina Business Management Co., Ltd

Bank Account: 7562 5794 7187

Party A has the right to change the receiving account according to the actual situation, but each change must be notified to Party B in writing 15 working days in advance.

3.4 Invoice issuance instructions: In order to avoid refunds due to incorrect selection of invoice types or incorrect information, Party B shall determine the required invoice types based on their own company situation, and fill in the required information for invoicing in detail.

Invoice Type: 1. General VAT Invoice 2. Special VAT Invoice

Name: Shenzhen Qianzhi Biotechnology Co., Ltd

Tax Number: 91440300799211588R

Bank Name and Account Number:	Ping An Bank Shenzhen Nanshan District Branch 0072100506375

Address and Tel:	Unit 1705, 17/F, Block B, Jingji 100 Tower, 5016 East Shennan Road, Luohu District, Shenzhen 0755-22936176

The client of Party B who cooperates for the first time needs to provide a tax registration certificate. If they are a general taxpayer of value-added tax, they also need to provide a general taxpayer qualification certificate.

Article 4 Property Management Services and Other Expenses

4.1 Party A entrusts Shenzhen Jingji Property Management Co., Ltd. Jingji 100 Property Service Center (hereinafter referred to as “Property Management Company”) to provide property management services for Jingji 100 Tower. Party B shall sign a “Property Management Service Agreement” with the property management company at the time of signing this agreement.

During the lease term, Party B shall bear management fees (including air conditioning fees during normal office hours), overtime adjustment fees, water and electricity fees, and other expenses in accordance with the relevant provisions of the Property Management Service Agreement, which shall be directly paid by Party B to the property management company.

4.3 Party B shall bear the telephone, internet, and other expenses related to the use of the leased property on their own.

Article 5 Lease Deposit

5.1 In order to ensure that Party B fulfills its obligations under this agreement, Party B shall pay Party A a rental deposit of ¥ 63990 yuan within seven days from the date of signing this agreement, which is the standard rent for the last two months of the lease term;

5.2 When the lease term of this agreement expires and Party B no longer renews the lease, Party B shall return the leased property to Party A in accordance with the provisions of this agreement, and both parties shall fulfill all rights and obligations arising from the leased property and settle all expenses. Within 30 working days after completing the industrial and commercial cancellation or change procedures with the registered address or business address of the leased unit, Party A shall return the lease deposit to Party B in full in one lump sum (without interest).

The above security deposit cannot be used as an exemption clause for Party B’s breach of contract, nor can it be used to offset Party B’s rent or other expenses. If Party B fails to fulfill its obligations under this contract on time and fails to do so within the period specified in writing by Party A, Party B agrees to pay all the deposit as liquidated damages to Party A in addition to continuing to fulfill the unfulfilled obligations, and make up for the total amount of the deposit to Party A. If Party B fails to make up for it, Party B shall pay Party A a penalty of 0.05% of the total deposit for each day of delay.

5.4 Party A shall issue a receipt to Party B when collecting the lease deposit. Party B shall properly keep the deposit receipt and use it as a valid proof when returning the lease deposit.

Article 6 Delivery and Acceptance

6.1 Delivery Date: Before 1st Sep 2023, if Party B fails to pay the rental deposit and the first installment to Party A before this date, Party A has the right to postpone the delivery to the day after Party B pays the above fees.

6.2 Delivery Standards: Party A shall deliver the leased property according to its current condition, and the delivery standards are detailed in Annex 4 of the agreement.

6.3 Delivery Acceptance Procedure

6.3.1 Party A, Party B, and the property management company shall jointly inspect and confirm the leased property on the agreed delivery date, and sign the acceptance certificate, which is the “Lease Property Acceptance Confirmation Letter”.

6.3.2 Unless there are significant quality defects in the main structure of the leased property that seriously affect the renovation and use of Party B, Party B shall immediately accept the leased property. If there are general defects in the leased property, but it does not affect the normal entry, renovation, and use of Party B, Party B shall sign the “Delivery Standards and Acceptance Confirmation of the Leased Property” and attach an explanation of the general defects. The defects shall be repaired by Party A, and the cost shall be borne by Party A.

6.4 Responsibilities Assumptions

6.4.1 If the delivery of the leased property is delayed due to the reasons of Party A, Party B’s renovation period, lease start date, lease term, etc. shall be correspondingly extended based on the actual number of overdue days. If the delivery is delayed for more than sixty days, Party B has the right to terminate the lease agreement, and Party A shall refund the rental deposit fee paid by Party B without interest.

6.4.2 If Party B delays receiving the leased property beyond the delivery date due to reasons attributable to Party B, and fails to complete the acceptance and handover procedures, it shall be deemed that Party B has received the leased property on the delivery date of the leased property, and Party B’s renovation period, starting date, and lease term shall not be extended accordingly.

6.4.3 If Party B delays or refuses to inspect the leased property, Party B shall compensate Party A for any losses incurred as a result. If Party B fails to inspect and accept the property for more than seven days, Party A has the right to terminate this contract and rent the property separately. The rental deposit paid by Party B shall not be refunded, and Party B shall compensate Party A for any related losses.

Article 7 Renovation of Leased Property

7.1 Party B confirms that Party B is aware of the current status of the leased property when renting it, and acknowledges that the leased property meets the requirements for Party B’s use. If Party B needs to renovate the leased property, it shall report and complete the corresponding acceptance procedures in accordance with the requirements of the fire management department, and bear the corresponding costs on its own.

7.2 Party B shall submit the relevant engineering drawings, mechanical and electrical engineering, mechanical and electrical requirements, as well as the selection of various renovation materials, contractors, and other information to the property management company for review no later than fifteen days before the renovation. The renovation can only be carried out with the written consent of the property management company. The renovation plan provided by Party B shall comply with relevant laws and regulations, and ensure its safety, scientificity, and rationality.

7.3 Party A and the property management company have the right to regulate and manage the renovation, separation, construction, installation of equipment or renovation of the leased property by Party B, including reasonable management of the entry and exit of Party B’s construction personnel, material transportation, construction time, construction safety, etc., to ensure the overall safety and smoothness of Jingji 100 Tower, and to avoid causing disturbance to other tenants or users of Jingji 100 Tower due to the actions of Party B. Party B shall comply with the regulations and management of Party A or the property management company.

7.4 The Party B shall ensure that the renovation construction unit has the national renovation qualifications and obtains all relevant government approvals and permits before the renovation. Party B shall ensure that the construction personnel abide by laws and regulations, carry out civilized and safe construction during the renovation construction process, comply with the “Renovation Manual” formulated by the property management company, and accept the supervision and management of Party A and the property management company.

7.5 The renovation of Party B shall not damage the normal use of the leased property, damage the main structure of the leased property, endanger the safety of public facilities, etc., and shall not affect the normal office activities of other tenants of Jingji 100 Tower. During the renovation process, if the renovation work of Party B must be assisted by Party A in accordance with relevant laws and regulations, Party A may assist Party B in handling the relevant work, but the necessary expenses shall be borne by Party B.

7.6 If Party B carries out any fire protection system, air conditioning system, water supply and drainage system or other works that may affect or may affect the overall waterproof performance or mechanical and electrical system of Jingji 100 Tower on the leased property, Party B must hire the construction unit designated by Party A to carry out the work and bear all expenses incurred as a result. In addition to the aforementioned projects, Party B has the right to hire qualified construction units to renovate the leased property in accordance with the relevant provisions of this contract, and shall bear all expenses incurred as a result.

7.7 Without obtaining written approval or consent from Party A, Party B shall not:

7.7.1 Build, install, dismantle, or modify any firmware, partitions, buildings, and facilities on the leased property or any part of Jingji 100 Tower;

7.7.2 Modification, addition or permission for others to modify, add electrical facilities, air conditioning equipment, drainage pipes, fire/fire monitoring or security systems;

7.7.3 Install or allow others to install any equipment or machinery that requires additional electrical, mains wiring/pipelines, or electricity not measured through meters, or whose weight exceeds the design load capacity of the ground;

7.7.4 Install nails, insert or allow others to install nails, insert any nails, screws, metal hooks, brackets or similar objects on the doors, windows, ceilings, walls, beams, floors, structural components, sanitary facilities, air conditioning equipment, fire/fire monitoring equipment of the leased property; It is also prohibited to damage, damage, drill in, scratch, or allow others to damage, damage, drill in, scratch, or damage the surface of the above-mentioned items;

7.7.5 Lay or use any coverings that may damage or penetrate floors, walls, doors and windows, and do not place any dense racks that exceed the maximum floor load of the leased property.

7.8 Unless Party A agrees in writing in advance and the Shenzhen Fire Department designates the installation of fire iron doors, Party B shall not use sealed iron doors, nor modify the existing door locks, latches, and assemblies of fire exits.

7.9 Party A must bear the cost and, in accordance with the requirements of relevant government departments, remove any substandard structures, buildings, partitions, and other renovations constructed by Party A within the leased property at any time during the lease term. Regardless of whether such structures, buildings, partitions, and other renovations were constructed with or without the consent of Party A, Party A shall not be responsible for any losses suffered by Party A as a result.

7.10 If Party B makes any construction or installs any attachments, devices, or additions to the leased property, even if such decoration, renovation, or installation has been approved by Party A, Party A may still require Party B to restore, remove, or dismantle such renovation, attachments, devices, and additions or any part thereof when the contract terminates and returns the leased property, and Party B shall bear all expenses incurred as a result.

During the term of the contract, if Party A needs to renovate, expand or renovate the leased property for reasonable reasons, Party A shall obtain written consent from Party B 30 days in advance and obtain approval from relevant government departments before proceeding.

7.12 If the decoration construction unit of Party B causes personal injury or property damage during the decoration process, Party B shall bear all compensation responsibilities on its own; If Party A causes damage to the leased property, Party B shall bear full compensation liability, including but not limited to damage to the leased property and related losses of Party A.

After completing the decoration, Party B shall obtain the acceptance and consent of relevant government departments and Party A before use.

Article 8 Maintenance and Repair

8.1 After the acceptance and delivery of the leased property, Party B shall use and take good care of all internal facilities of the leased property, including but not limited to floors, walls, doors and windows, electrical facilities, water supply and drainage facilities, fire protection facilities, air conditioning facilities, cables and pipelines, and ensure that they are in normal use. If there is any damage or malfunction of the leased property (except for quality problems of the main structure of the building), Party B shall be responsible for proper repair and bear the repair costs; If any personal injury or property damage is caused as a result, Party B shall bear full responsibility.

8.2 During the lease term, Party B shall use the leased property reasonably within its business scope. Party B shall be responsible for the daily cleaning and maintenance of the facilities and equipment provided by Party A to Party B within the leased property (including but not limited to overhead platforms, ground wire boxes, suspended ceilings, lighting panels, doors and windows, air conditioning temperature controllers, etc.), and bear relevant expenses. If Party B applies for maintenance by the property management company, Party B shall pay the relevant maintenance fees in accordance with the facility and equipment maintenance cost standards provided by the property management company.

8.3 During the use of the leased property, Party A shall ensure that the main structure of the leased property is in a safe and reliable condition. If Party B discovers any construction quality issues with the leased property other than due to Party B’s reasons, Party B shall promptly send a written notice to Party A and take possible effective measures to prevent further expansion of the defects; Party A shall carry out maintenance within 7 days after receiving notification from Party B. If Party B fails to notify or take possible effective measures in a timely manner, resulting in further expansion of losses, the (expanded) part of the maintenance costs shall be borne by Party B.

8.4 During the lease term, Party A has the right to enter the leased property to inspect its maintenance status, inspect the operation of electrical, plumbing, and other equipment within the property. However, Party A shall notify Party B in writing in advance to choose an appropriate time and avoid affecting Party B’s normal use of the leased property as a result.

8.5 During the lease term, in case of emergency situations such as fire, Party A or its authorized representative may forcibly enter the leased property without notice, and Party A is not required to compensate Party B for any damage caused by forcibly entering the leased property, except for those where Party A is at fault.

8.6 Party B shall compensate for the losses and damages caused by the following actions and events. Such compensation includes but is not limited to any repair, repair costs, and any expenses incurred by Party A due to any other person claiming compensation or claiming their rights from Party A in the following circumstances, as well as all expenses and expenses incurred by Party A and/or the property management company in claiming compensation from Party B:

8.6.1 Damage to Party A, the property management company, any other person or any item caused by the malfunction, disrepair, or danger of any electrical equipment, appliances, wires, etc. in the leased property;

8.6.2 The blockage, damage, or cessation of operation of the water pipes, toilets, and appliances of the leased property due to the fault of Party B, resulting in losses to Party A, the property management company, any other person or any item;

8.6.3 Due to the fault of Party B, fire, smoke may spread within the leased property, or any source of water (including storms or rainwater) may leak or overflow in the leased property or any part thereof, causing damage to Party A, the property management company, any other person or any item.

Article 9 Insurance

9.1 During the renovation period, Party B shall purchase insurance for the leased property (including but not limited to the renovation during entry, exit, and use) that may encounter risks. The types of insurance shall at least include all risks of construction engineering, all risks of installation engineering (including third-party liability insurance), and group accident insurance for construction personnel. The compensation limit for each accident of third-party liability insurance included in all risks of construction and installation engineering shall not be less than RMB 5 million, and the compensation limit for each accident of group accident of construction personnel shall not be less than RMB 500000. The insurance liability period shall be from the start of renovation to one month or more after the start or resumption of business.

9.2 During the lease term, Party B shall at its own expense purchase insurance for the potential risks that the leased property may encounter, and at least purchase property all risk insurance and public liability insurance for the leased property. The compensation limit for each accident of the public liability insurance purchased by Party B shall not be less than RMB 5 million, and Party A shall be listed as a joint beneficiary. Party B guarantees that the above insurance will remain valid throughout the entire lease period.

9.3 If Party A requests Party B to provide proof of insurance purchase, Party B shall provide and present to Party A the aforementioned insurance policy and the receipt for the last payment of insurance benefits, as well as proof issued by the insurance company that such policy has been fully paid and is valid and existing in all aspects. Party B shall provide a copy of the aforementioned insurance policy for Party A’s review and retention.

9.4 Party B shall not engage in any behavior or event that renders the insurance of any part other than the Beijing Capital One Hundred Building or the leased property invalid; Party B shall not engage in or allow the relevant personnel and contractors employed by Party B to engage in any behavior or event that increases the insurance risk of any part other than the Beijing Capital One Hundred Building or the leased property.

9.5 If an insurance accident involving losses to Party A occurs due to the fault of Party B, the compensation received by Party B from the insurance company shall first be used to compensate for Party A’s losses; If the compensation received by Party B from the insurance company is insufficient to compensate for Party A’s losses, Party B shall compensate Party A for the difference.

Article 10 Subleasing and Renewal

10.1 Without the written consent of Party A, Party B shall not sublet or sublet the leased property in any form. When the following behaviors and events occur, Party B shall promptly notify Party A in writing. Otherwise, it shall be deemed that Party B has violated the provisions of this contract regarding sublease:

10.1.1 If Party B is a company and the company undergoes acquisition, restructuring, merger, or liquidation;

10.1.2 The name of Party B has changed;

10.1.3 The occurrence of statutory inheritance facts results in a change in the user of the leased property;

10.1.4 Other situations where the actual user of the leased property has changed.

10.2 During the lease term, any change in the name, legal representative, nature of the enterprise, investor, merger, division, or liquidation of Party B shall not affect the validity of this contract. However, Party B shall report to Party A for filing and change within 5 days after the change.

10.3 If Party B is willing to continue renting the leased property after the expiration of the lease term, and on the premise of timely payment of rent and other fees, compliance and performance of all terms and conditions of this lease agreement, Party B shall submit a written renewal application to Party A at least 180 days before the expiration of the lease term. Under the same conditions, Party B has the priority right to lease. If both parties agree to renew the contract, a separate housing lease agreement shall be signed. If Party B fails to submit the application on time, it shall be deemed that Party B has waived the right of first refusal to lease. Party A has the right to rent out the leased property to others.

10.4 Within 180 days before the expiration of the lease term of this contract, if Party B fails to make a written request for renewal of the leased property within the time limit specified in this contract, or if Party A and Party B fail to reach an agreement on renewal, Party A has the right to, together with any future tenants or relevant persons of the leased property, notify Party B in advance and inspect the leased property at all reasonable times within 180 days before the end or early end of the lease term. Party B shall cooperate and not obstruct, but such actions of Party A shall not interfere with Party B’s normal use of the leased property.

Article 11 Termination

11.1 During the lease term, if Party B encounters any of the following situations:

11.1.1 Serious deterioration of business conditions, transfer of property, withdrawal of funds, loss of commercial reputation, which affects the performance of this contract;

11.1.2 If Party B is liquidated, goes bankrupt, has its property sealed and executed, or has a sharp decline in its ability to repay debts, which may affect the performance of its obligations under this contract;

Party A may request Party B to provide a performance guarantee. If Party B refuses to provide a performance guarantee, Party A may terminate this contract, confiscate the lease deposit, and hold Party B responsible for breach of contract.

11.2 During the lease term, if any property of Party B in the leased property is subject to any form of compulsory measures and/or seizure by the people’s court or other administrative law enforcement departments, resulting in the inability to continue the performance of this contract, Party A may terminate this contract, confiscate the lease deposit, and hold Party B responsible for breach of contract.

Article 12 Return of Leased Property

12.1 If the lease term expires or this contract is terminated prematurely (whether unilaterally or through mutual consultation), Party B shall withdraw from the leased property on the day of termination or termination of the contract. Party A, Party B, and the property management company shall jointly inspect and hand over the leased property in accordance with Annex 3 and Annex 4 of this contract. Party B shall restore the leased property to its original condition or return it to the good, clean, and suitable condition agreed upon by Party A, including but not limited to restoring the ceiling open fire sprinkler system, smoke detectors, dismantling and returning fan coil units, thermostats, light panels, air supply outlets, return outlets, ceilings, and auxiliary materials (the quantity shall be counted on site according to the standard mechanical and electrical facilities list in the leased area, and all missing quantities shall be supplemented or compensated by Party B for material damage or loss).

12.2 If the leased property returned by Party B contains fixed attachments, devices, and additional equipment added by Party B, and Party A does not agree to accept it, Party B shall bear the cost of dismantling and removing it, and ensure that the leased property is in good, clean, and suitable condition (except for normal wear and tear) at the time of return. If Party A agrees to accept it, it shall be deemed that Party B agrees to waive the property ownership of such fixed attachments, devices, and additional equipment, and Party B shall not demand any compensation from Party A.

12.3 If the condition of the leased property at the time of return does not comply with the provisions of Article 12.1 and 12.2 of this contract, Party A has the right to require Party B to take all measures or take measures on its own to ensure that the condition of the leased property complies with the provisions of the preceding paragraph, and all costs and expenses arising therefrom shall be borne by Party B.

12.4 After the expiration of the lease term or the early termination of this contract (whether unilaterally or through mutual negotiation), if Party B refuses to conduct acceptance and handover with Party A in accordance with the provisions of this contract, Party A has the right to unilaterally reclaim the leased property (including but not limited to: lock replacement, etc.) without notifying Party B, and Party B agrees to authorize Party A to dispose of any items belonging to Party B in the leased property. The decoration and all ancillary facilities/equipment of the leased property belong to Party A, and Party A does not need to compensate Party B. Any losses caused thereby shall be borne by Party B, and Party B shall not claim any compensation or breach of contract from Party A.

12.5 If Party B fails to return the leased property on time, in addition to paying rent, management fees, and other expenses during the overdue period according to the rent standard of the last month of the contract; Every day, Party B shall pay Party A a penalty equal to twice the daily rent of the last month of the contract, until Party B returns the leased property as agreed in this contract or Party A reclaims the leased property in accordance with Article 12.4 of this contract.

Article 13 Breach of Contract

13.1 Party B shall strictly pay the lease deposit in accordance with the provisions of Article 5.1 of this contract. If Party B delays or fails to pay the lease deposit in full, for each day of delay, Party B shall pay a late fee of 0.05% of the total lease deposit to Party A. If the delay exceeds ten days, it shall be deemed as a serious breach of contract by Party B, and Party A may choose to unilaterally terminate this contract. If Party A chooses to unilaterally terminate this contract, Party A may reclaim the leased property and lease it separately without notifying Party B. Any deposit already paid will not be refunded, and Party B shall still pay the full amount of the lease deposit as liquidated damages as stipulated in this contract.

13.2 Party B shall not refuse to pay or delay the rent for any reason. If Party B fails to pay the rent, Party B shall pay a penalty of 0.05% of the total rent payable per day; If Party B fails to pay the rent for more than ten days (including ten days), in addition to paying a penalty of 0.05% of the total rent payable per day, Party A has the right to entrust the property management company to take temporary suspension measures for water, electricity, air conditioning supply services and other collection measures (any losses caused by the collection measures shall be borne by Party B); If Party B fails to pay the rent for more than fifteen days (including fifteen days), Party A has the right to terminate this contract and confiscate the lease deposit. Party B shall make up for the rent during the decoration period, and Party B shall pay Party A the overdue rent and the late fee during the overdue rent period (calculated at 0.05% of the total overdue rent per day until full payment of the rent) at the time of termination of this contract. Party A shall also be paid a penalty equivalent to six months of rent at the end of the lease term based on the monthly rent standard. If the penalty is not enough to compensate for Party A’s losses (including but not limited to intermediary service fees (if any) paid by Party B to third parties due to the introduction of Party B and losses during the vacancy period), Party B shall also compensate Party A for its losses, and Party A may unilaterally pay Party A a penalty. To reclaim the leased property and lease the leased property separately. If Party B refuses to pay or delays payment of rent or other fees, without the written consent of Party A, Party B shall not dispose of or remove Party B’s belongings from the leased property without authorization. Otherwise, Party A or the property management company have the right to prevent or stop it.

13.3 During the lease term, if Party B engages in any of the following behaviors, Party A has the right to terminate this contract, unilaterally reclaim the leased property, and rent out the leased property separately. The lease deposit paid by Party B shall not be refunded, and Party B shall make up for the rent for the decoration period. At the same time, Party B shall also bear the remaining rent for the lease term (calculated as six months rent if the lease term exceeds six months) as compensation for Party A:

(1) Party B engages in illegal activities using the leased property, causing harm to the public interest or the interests of others;

(2) Without the written consent of Party A, Party B changes the lease purpose stipulated in this contract without authorization;

(3) If Party B violates the provisions of this contract, fails to bear maintenance responsibilities or pay maintenance fees, resulting in serious damage to the leased property or facilities and equipment;

(4) Without the written consent of Party A and the approval of relevant departments, the leased property is renovated, the structure of the leased property is changed without authorization, or there is other destructive behavior;

(5) Party B has not obtained a legitimate business license or other business license;

(6) Party B has not obtained the approval documents for safety or fire safety acceptance after decoration;

(7) Party B sublets the leased property to a third party or sublets it without authorization;

(8) Engaging in commercial bribery of Party A’s staff;

(9) Serious deterioration of business conditions, transfer of property, withdrawal of funds, and loss of commercial reputation;

(10) Party B’s liquidation, bankruptcy, property seizure and execution, and other sharp decline in debt repayment ability may affect the performance of obligations under this contract;

(11) Other violations of laws, regulations, policies, and the provisions of this contract.

13.4 Without the prior written consent of Party A, Party B shall not erect, hang, post or allow others to erect, hang, post any advertisements, announcements, notices, signs, or other objects on the exterior walls, surroundings, and public areas of the leased property. If Party B violates, Party A has the right to dismantle or entrust a third party to dismantle the above-mentioned objects, and the dismantling cost shall be borne by Party B. At the same time, Party A has the right to demand that Party B pay rent equivalent to one month as a penalty for breach of contract.

13.5 If Party B unilaterally terminates this contract in advance, the rental deposit already paid by Party B shall not be refunded. Party B shall also pay the rent for the decoration period before the termination of this contract, and pay Party A a penalty equivalent to six months of rent at the end of the lease term based on the monthly rent standard. If the penalty is not sufficient to compensate for Party A’s losses (including but not limited to intermediary service fees (if any) paid by Party B to third parties due to the introduction, and vacancy period losses), Party B shall also compensate Party A for its losses. Party B shall withdraw the leased property and handle the handover procedures according to the provisions of this contract. Otherwise, Party A has the right to unilaterally reclaim the leased property and lease it separately.

13.6 All costs and expenses incurred by Party A in urging Party B to pay rent or exercising any other rights under this contract (including lawyer fees, litigation fees, preservation fees, etc.) shall be borne by Party B, and Party A has the right to recover from Party B.

13.7 Party B acknowledges and confirms that if this contract is terminated or terminated prematurely due to the breach of contract by Party B, the losses caused by the labor, material resources, and vacant time of the leased property, such as Party A’s re recruitment, will exceed the breach liability agreed upon by Party B in this contract. Party B has no objection to the breach liability agreed upon in this contract.

13.8 For the purposes of the lease agreement and these lease terms, any act, negligence, negligence, or omission of Party B’s contractors, employees, agents, franchisees, or invited visitors shall be deemed as an act, negligence, negligence, or omission of Party B.

Article 14 Force Majeure

14.1 “Force Majeure” refers to an event that is beyond the reasonable control, unforeseeable, and unavoidable of both parties to this contract, which hinders, affects, or delays either party from fulfilling all or part of its obligations under this contract. This event includes but is not limited to earthquakes, typhoons, floods, fires or other natural disasters, wars or any other similar events.

14.2 Any delay in the execution of this contract caused by force majeure shall be deemed as an understandable delay, and neither party shall hold each other liable for breach of contract.

14.3 The party encountering force majeure shall notify the other party within 3 days after the occurrence of force majeure and make every effort to avoid, eliminate or mitigate the impact of such force majeure on the performance of this contract. At the same time, within 10 days after the occurrence of a force majeure event, the other party shall be provided with a legal certificate issued by a notary public (or other appropriate government agency) in the area where the event occurred to prove the force majeure event. The parties to the contract shall negotiate and decide whether to terminate the contract, partially exempt the performance of the contract, or postpone the performance of the contract based on the degree of impact of force majeure events on the performance of the contract. If they cannot provide such proof, the other party may demand that they bear the liability for breach of contract in accordance with the provisions of this contract.

Article 15 Notification and Delivery

15.1 All notices required to be issued under this contract shall be in writing, and both parties shall send written notices or other documents to the addresses specified in this contract. The addresses of both Party A and Party B listed in this contract are the communication addresses of both parties, and Party B’s lease of Party A’s leased real estate is also the communication address of Party B. If either party changes, they shall notify the other party in writing in a timely manner. Otherwise, any notice sent by the other party to their original address shall still be deemed delivered in accordance with the provisions of this contract.

15.2 Any document, notice or other communication shall be deemed to have been delivered on the third working day after mailing, and rejection, inability to deliver, inaccurate address, etc. by the other party shall not affect the delivery effect, and shall be deemed to have been successfully delivered in accordance with the agreed delivery method.

Article 16 Applicable Law and Dispute Resolution

16.1 The signing, performance, interpretation, and dispute resolution of this contract shall be governed by the laws of the People’s Republic of China (this contract does not apply to the provisions of Hong Kong, Macao, and Taiwan).

16.2 Any disputes arising from the performance of this contract between Party A and Party B shall be first resolved through consultation. If consultation fails, either party may file a lawsuit with the people’s court in the location where the leased property is located.

Article 17 Miscellaneous

17.1 The terms of this contract have been reached through consultation and negotiation between both parties and do not constitute any standard terms of either party.

17.2 The title of this contract is for convenience of retrieval only and does not have any explanatory or restrictive effect on the terms of the contract.

17.3 Any matters not covered in this contract shall be supplemented by a separate agreement signed by both parties. The supplementary agreement is an effective part of this contract. In case of any inconsistency between the expression of the supplementary agreement and this contract, the expression of the supplementary agreement shall prevail.

17.4 During the lease term, Party A has the right to temporarily close the public areas (including squares) and public facilities or parts thereof (including but not limited to corridors, portals, windows, electric assemblies, cables and wires, water pipes, elevators, escalators, fire prevention, security equipment, and air conditioning equipment) of the building where Jingji 100 Tower is located due to reasonable changes and repairs, after notifying Party B in advance. Such changes and repairs shall not affect Party B’s normal office operations.

17.5 Party A has the right to set up advertisements and obtain benefits in the interior, exterior, and outdoor spaces of the building of Jingji 100 Tower, but such installations shall not affect the normal use of the leased property by Party B.

17.6 Party A has the right to use and obtain profits from the atrium, roof, garage, square, and communication network of Jingji 100 Tower.

17.7 Party A shall provide Party B with tenant water sign signs installed in the lobby of the office building. Party B is not required to pay the first production and installation fee of such signs to Party A, but Party B shall pay the installation and production fee for subsequent changes to such signs.

17.8 After the signing of this contract, if Party B needs to handle the contract filing and registration procedures with the local housing rental authority where the leased property is located, Party A shall provide assistance, and any expenses incurred shall be borne by Party B. Both Party A and Party B hereby confirm that in case of any conflict between this contract and the content of the demonstration text of the real estate lease contract made by the Shenzhen Housing Lease Management Office, this contract shall prevail and both parties shall abide by and execute it jointly.

17.9 Except for those that are required by law or agreed upon by both parties to be withheld and paid by Party A, Party A and Party B shall each bear all taxes and fees that must be paid by the government department in accordance with regulations regarding the leasing or use rights of the leased premises.

17.10 This contract constitutes the entire agreement between Party A and Party B regarding the matters related to this contract, and supersedes all previous oral and written agreements regarding the matters contained in this contract.

17.11 This contract is made in six original copies, with Party A holding four copies, Party B holding one copy, and the contract registration authority holding one copy.

17.12 The attachments are an integral part of this contract and have the same legal effect as this contract; If both Party A and Party B need to add other attachments to this contract, they must be confirmed and agreed upon in writing by both parties.

The table of contents for the annexes to this contract is as follows:

Attachment 1: Qualification information materials such as business license and identity certificate of Party B

Attachment 2: Schematic diagram of the location of the leased property.

17.14 This agreement shall come into effect from the date of signature and seal by the legal representatives or authorized representatives of both parties, and shall terminate upon the expiration of the lease term.

(NO TEXT BELOW)

Party A: Shenzhen Jingji Baina Business Management Co., Ltd.

Legal Representative: Jiajun CHEN

Authorised Proxy:

19th Jul 2023

Party B: Shenzhen Qianzhi Biotechnology Co., Ltd

Legal Representative: Juxiang HU

Authorised Proxy:

Registered/Filed with:

Authorities: